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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports, one of which is dated October 18, 2001 (predecessor) and the other of which is dated October 18, 2001, except as to the reacquisition of international subsidiaries described in Note 1, which is as of February 11, 2002 (successor), relating to the consolidated financial statements of CIT Group Inc. (formerly Tyco Capital Corporation), which reports appear in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


New York, New York
May 10, 2002